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                                                                   EXHIBIT 10.82

NORTH CAROLINA

NEW HANOVER COUNTY
                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (hereinafter "Agreement") made this 25th day of September, 1996, by and between Pharmaceutical Product Development, Inc., a North Carolina corporation (hereinafter "Corporation") and Joshua S. Baker (hereinafter "Employee").

                                   WITNESSETH:

         WHEREAS, the Employee desires employment upon the terms and conditions here stated as an employee of the Corporation;

         WHEREAS, the Corporation desires to employ the Employee upon the terms and conditions here stated; and

         WHEREAS, the Employee and Corporation desire to embody in writing the terms and conditions of such employment here made and accepted, in this Agreement;

         NOW THEREFORE, in consideration of the premises, and mutual promises, covenants and considerations hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. Employment. The Corporation hereby employs the Employee and the Employee hereby accepts such employment on a full-time basis as Senior Vice President of Operations of the Corporation upon the terms and conditions hereinafter set forth.

         2. Term. The term of this Agreement shall begin September 25, 1996 and continue until September 24, 1997 unless sooner terminated as provided herein. Upon the expiration of this Agreement, it shall thereafter be renewable on a year to year basis upon mutual agreement of Corporation and Employee.

         3. Compensation. For all services rendered by Employee under this Agreement the Corporation shall pay to Employee $180,000 annually payable in twenty-six (26) biweekly equal installments or other such pay periods established from time to time by the Corporation, pursuant to its standard employment practices.

         4. Duties. Employee shall have the day to day responsibilities of general decision making authority regarding all activities of the clinical operations division of the Corporation. The Employee shall carry out his duties under the general supervision of the Chief Operating Officer and the Board of Directors of the Corporation. The Employee hereby agrees to undertake such travel as may be required in the performance of his duties.

         During the term of this Agreement, Employee shall devote substantially all his working time, attention and energies to the business of the Corporation.

         5. Working Facilities. The Corporation shall furnish Employee with the office space, equipment, technical, secretarial and clerical assistance and such other facilities, services and supplies as may be needed to enable him to perform the duties required of him hereunder from time to time in an efficient and professional manner.




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         6. Noncompete. During the term of this Agreement Employee hereby covenants and agrees that he shall not:

         (1) become an officer, employee, director, agent, representative or consultant of a corporation, or

         (2) become an employee, agent, consultant, representative, member or associate of a business, firm or partnership, or other entity, or

         (3) have, directly or indirectly, a proprietary interest in a business, partnership, firm, or other entity, or

         (4) own, directly or indirectly, any stock in a corporation (other than a publicly traded corporation of which the Employee owns less then 5% of the outstanding stock)

         which is engaged in the business of managing clinical research programs for pharmaceutical and medical products or otherwise engaged in any business which is developed by the Corporation during the term of this Agreement anywhere in the United States (whether or not such business is physically located within the United States). The parties agree that the business and operations of the Corporation are national in scope. For that reason, the parties agree that a geographical limitation on the foregoing covenant not to compete would not be appropriate.

         7. Termination. Notwithstanding any provision of this Agreement to the contrary, the following items shall constitute " just cause" for termination. The employment of Employee pursuant to this Agreement shall be terminated immediately upon (1) death of Employee; (2) a determination by the Board of Directors of the Corporation, acting in good faith, but made in the sole discretion of such Board, that Employee has failed to perform his duties under this Agreement; (3) a determination by the Board of Directors of the Corporation, acting in good faith, but made in the sole discretion of said Board, that Employee (a) has become physically or mentally incapacitated, or is unable to perform his duties under this Agreement as a result of such, continued for a period of sixty consecutive calendar days, (b) has breached any of the material terms of this Agreement, (c) has demonstrated gross negligence or willful misconduct in the execution of his duties, or (d) has been convicted of a Felony.

         8. Disclosure of Information; Corporation's Property. The Employee recognizes and acknowledges that all of the Corporation's licenses, permits, data, affairs, confidential information, trade secrets, inventions, know how, discoveries, plans, development work in progress, customer and supplier information, cost information, contractual provisions, employee capabilities, business methods and opportunities and the like (collectively "Proprietary Information"), are valuable, special, and unique assets of the Corporation's business regardless of whether the Corporation has taken all necessary steps to obtain patents on patentable devices and techniques or copyrights on any materials. Therefore the Employee expressly covenants and agrees that he will not during the term of this Agreement and thereafter disclose the Corporation's Proprietary Information to any other persons, form, corporation, association or any other entity for any reason or purpose whatsoever, regardless of whether the same shall or may have been originated, discovered or developed by Employee.

         9. Fringe Benefits. During the period of employment, the Employee shall be entitled to all benefits in effect from time to time which the Corporation provides to its employees and for which Employee is eligible. Furthermore, Employee shall be governed by the Corporation's policies applicable to other executive employees of the Corporation with respect to periodic reviews and increases in salary and fringe benefits provided for such executive employees. Fringe benefits shall include participation in the Corporation's cash bonus and stock option plans.

         10. Remedies. In the event of the Employee's actual or threatened breach of the provisions of paragraphs 6 and 8 of this Agreement, the Corporation shall be entitled to a temporary restraining order and/or permanent injunction restraining Employee therefrom. Nothing shall be construed as preventing



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the Corporation from pursuing any other available remedies for such breach or threatened breach, including the recovery of damages from the Employee and from the corporation, business, firm, partnership or other entity with which Employee may have entered into a relationship, or to which Employee may have disclosed information, which is prohibited by this Agreement.

         11. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be altered or amended in any respect or to any extent whatsoever except by agreement in writing executed by each of the parties hereto.

         12. Waiver of Breach. Waiver by either party of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by the other party. No waiver shall be valid unless in writing and signed by the party against whom the waiver is sought.

         13. Severability. If any portion of this agreement shall be declared invalid by a court of competent jurisdiction for any reason, the remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion eliminated; provided however, that in the event of a declaration of invalidity, the provision declared invalid shall not be invalidated in its entirety but shall remain in effect and force to the extent such provision is valid and enforceable. The parties agree that any provision shall be deemed altered and amended to the extent necessary to effect such validity and enforceability.

         14. Benefit. This Agreement shall inure to the benefit of and be binding upon the Corporation, its successors and assigns, and Employee, his heirs, executors, administrators and legal representatives.

         15. Applicable Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of North Carolina.

         16. Assignment. The rights and obligations of the Corporation under this Agreement may be assigned by the Corporation to the successors in interest of the Corporation or of that part of the business of the Corporation to which this Agreement applies. This Agreement may not be assigned by Employee, but any amounts owing to Employee upon his death shall inure to the benefit of his heirs, legatees, personal representative, executor or administrator.




IN WITNESS WHEREOF, the parties have executed this Agreement and set their hands and seals the date first written above.


                                      Pharmaceutical Product Development, Inc.



                                      By: /s/ Fredric N. Eshelman
                                          -------------------------------------
                                          Fredric N. Eshelman,
                                          Chief Executive Officer

Attest:

     /s/ Rudy C. Howard
-------------------------------
                     Secretary
--------------------

(Corporate Seal)
                                       /s/ Joshua S. Baker                (SEAL)
                                       ----------------------------------------
                                       Joshua S. Baker